VILLANOVA INVESTMENT MANAGEMENT COMPANY, LLC

                                 CODE OF ETHICS

                                      AND

                             INSIDER TRADING POLICY

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                               TABLE OF CONTENTS

                                                                            PAGE

I.     OVERVIEW ..........................................................     1
II.    ADVISER'S BUSINESS ................................................     1
III.   PURPOSE OF THE CODE AND PRINCIPLES OF BUSINESS CONDUCT ............     2
IV.    PERSONS COVERED BY THE CODE .......................................     2
V.     ACCOUNTS COVERED BY THE CODE ......................................     3
VI.    SECURITIES COVERED BY THE CODE ....................................     4
VII.   PROHIBITED SECURITY TRANSACTIONS UNDER THE CODE ...................     7
VIII.  RESTRICTIONS ON TRANSACTIONS IN COVERED SECURITIES AND PRE-
       CLEARANCE OF CERTAIN TRANSACTIONS .................................     7
IX.    OUTSIDE AFFILIATIONS ..............................................    11
X.     POLITICAL CONTRIBUTIONS ...........................................    11
XI.    GIFTS AND ENTERTAINMENT ...........................................    13
XII.   CONFIDENTIALITY/SAFEGUARDING OF DATA ..............................    14
XIII.  REPORTING REQUIREMENTS ............................................    15
XIV.   RESTRICTED LIST ...................................................    17
XV.    REPORTING OF VIOLATIONS ...........................................    19
XVI.   SANCTIONS .........................................................    19
XVII.  INTERPRETATIONS AND EXCEPTIONS ....................................    21
XVIII. RETENTION OF RECORDS ..............................................    21
XIX.   INSIDER TRADING POLICY ............................................    21
EXHIBIT A - OUTSIDE AFFILIATION/PRIVATE TRANSACTION/BOARD MEMBERSHIP
            PRE-CLEARANCE QUESTIONNAIRE
EXHIBIT B - EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND
            CERTIFICATION
EXHIBIT C - QUARTERLY PERSONAL TRADING DISCLOSURE
EXHIBIT D - BROKER LETTER TEMPLATE FOR DUPLICATE CONFIRMS AND
            STATEMENTS
EXHIBIT E - PERSONAL SECURITIES TRADING REQUEST AND AUTHORIZATION
            FORM
EXHIBIT F - NOTIFICATION OF OUTSIDE BUSINESS ACTIVITIES
EXHIBIT G - LIST OF AFFILIATES OF VILLANOVA INVESTMENT MANAGEMENT
            COMPANY, LLC AND MUTUAL FUNDS ADVISED BY AFFILIATES
EXHIBIT H - POLITICAL CONTRIBUTION PRE-CLEARANCE FORM
EXHIBIT I - POLITICAL CONTRIBUTION -- ANNUAL DISCLOSURE FORM


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EXHIBIT J - POLITICAL CONTRIBUTION -- NEW HIRE DISCLOSURE FORM
EXHIBIT K - CONFLICT OF INTEREST QUESTIONNAIRE
EXHIBIT L-  NON-DISCRETIONARY ACCOUNT SAMPLE BROKER ATTESTATION


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                   CODE OF ETHICS AND INSIDER TRADING POLICY

I.   OVERVIEW

This Code of Ethics and Insider Trading Policy ("CODE") has been adopted by Villanova Investment Management Company, LLC (the "ADVISER" or the "FIRM") and sets forth procedures and limitations which govern the business conduct and personal securities trading of persons associated with the Adviser.

This Code has been adopted by Villanova Investment Management Company, LLC, the sole member of the Adviser, to effectuate the purposes and objectives of the Investment Advisers Act of 1940, as amended ("ADVISERS ACT"), the Investment Company Act of 1940, as amended (the "1940 ACT") and the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), as applicable, and in accordance with industry best practices.

This Code is based upon the principle that the Adviser's employees owe a fiduciary duty to the Adviser's clients to conduct the employees' affairs, including their personal securities transactions, in such manner to avoid:

     o    serving their own personal interests ahead of clients;

     o    taking inappropriate advantage of their position with the firm; and

     o any actual or potential conflicts of interest or any abuse of their position of responsibility.

In addition, the Adviser's employees are required to comply with applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Advisers Act and the 1940 Act and rules thereunder. Due to the litany of definitions and interpretations contained in these laws, it is imperative that the Adviser's employees also read the firm's Compliance Manual, as may be updated from time to time, which contains policies and procedures designed to address pertinent industry regulations.

Employees are asked to consult with Donald O'Hara, the Chief Compliance Officer (or any other person who may be appointed as the Chief Compliance Officer in the future) ("CCO")(1) or legal counsel before engaging in any activity or planned activity where there exists, or may exist, uncertainty concerning the legality of such activity.

THE ADVISER WILL NOT BEAR ANY LOSSES IN PERSONAL ACCOUNTS OF ITS MANAGING MEMBERS, OFFICERS, EMPLOYEES, AGENTS OR OTHER SUPERVISED PERSONS RESULTING FROM THE IMPLEMENTATION OF ANY PORTION OF THE CODE.

II.  ADVISER'S BUSINESS

The Adviser provides investment advisory services to separate investment accounts, private investment funds and registered investment companies. As used herein, "CLIENT" shall refer to natural persons (individuals), corporations, limited partnerships, limited liability companies, other companies, entities and organizations, pension plans, registered investment companies (mutual funds) or other institutional accounts, in each case, for which the Adviser provides investment advice or management.


----------
(1) NOTE: Any reference herein to the CCO shall mean the CCO or any other person designated by the CCO, to undertake such role or responsibility. The CCO, as defined under Advisers Act Rule 206(4)-7, is responsible for administering the Code.


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III. PURPOSE OF THE CODE AND PRINCIPLES OF BUSINESS CONDUCT

It is a fundamental principle that the interests of clients are at all times paramount to the interests of any director, manager, principal, partner, officer or employee (each an "EMPLOYEE" and collectively, the "EMPLOYEES") of the Adviser. Persons covered by this Code (which, for the avoidance of doubt, includes all Employees) must adhere to this general principle and the specific provisions of the Code at all times. Every Employee is required to read, understand, and comply with this document to protect and preserve the reputation of the Adviser and its affiliates (each, an "ADVISER AFFILIATE").

Personal investing of all Employees of the Adviser must be conducted in a manner that avoids actual or potential conflicts of interest with Adviser's clients. Employees of the Adviser shall use their employment status, and any investment opportunities of which they learn because of their positions with the Adviser, for the benefit of clients and in a manner consistent with their fiduciary duties.

No person covered by this Code shall engage in any act, practice, or course of conduct that would violate the provisions of the federal, as applicable, and state securities laws. ANY VIOLATION OF THE CODE, INCLUDING ENGAGING IN A PROHIBITED TRANSACTION OR FAILING TO FILE REQUIRED REPORTS, MAY RESULT IN DISCIPLINARY ACTION INCLUDING, BUT NOT LIMITED TO, DISGORGEMENT OF PROFITS, PAYMENT OF A FINE, CENSURE, AND, WHEN APPROPRIATE, SUSPENSION OR TERMINATION OF EMPLOYMENT AND/OR REFERRAL TO APPROPRIATE GOVERNMENTAL AGENCIES. ACCESS PERSONS (DEFINED BELOW) AND OTHER EMPLOYEES OF THE ADVISER SHOULD BE AWARE THAT THEY MAY BE HELD PERSONALLY LIABLE FOR ANY IMPROPER OR ILLEGAL ACTIVITIES THEY COMMIT DURING THE COURSE OF THEIR EMPLOYMENT, AND MAY BE SUBJECT TO CIVIL PENALTIES SUCH AS FINES, REGULATORY SANCTIONS, INCLUDING SUSPENSION, AS WELL AS CRIMINAL PENALTIES.

Each Employee is ultimately responsible for his or her compliance with the Code. Any questions regarding the Code should be referred to the CCO. However, while the CCO is a resource, he or she is not giving legal advice in responding to such questions, and any authorization that may be granted for trading under the Code does not assure compliance with the totality of the Code.

IV.  PERSONS COVERED BY THE CODE

The following categories or sub-categories of persons covered under the Code have been designed to meet all necessary rule requirements under the Advisers Act, the 1940 Act and the ITSFEA:

     A. "Access Person" includes any "Presumed Access Persons" or "Other Supervised Persons." For purposes of this Code, "Presumed Access Persons" or "Other Supervised Persons" are defined as follows:

          1. PRESUMED ACCESS PERSONS: All of the managing members and officers, and, if any, directors and partners, of the Adviser are presumed to be Access Persons of the Adviser (as set forth in Advisers Act Rule 204A-1(e)(1) (ii)), and all of the managing members and officers, and, if any, directors and general partners, of the Adviser are presumed to be Access Persons of any investment company registered under the 1940 Act, as amended ("RIC") advised by the Adviser (as set forth in 1940 Act Rule 17j-1(a)(1)(i)); and


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          2.   OTHER SUPERVISED PERSONS: Other supervised persons of the
               Adviser who provide advice on behalf of the Adviser or are subject to the Adviser's supervision and control, and who

               a. Have access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of

                    (i) any client account the Adviser or its affiliates manage, or

                    (ii) any RIC which is advised or sub-advised by the Adviser
                         (or any RIC whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser (each such investment company, a "REPORTABLE FUND")) (for purposes of this section, "control" has the same meaning as it does in Section 2(a)(9) of the 1940
                         Act)(Advisers Act Rule 204A-1(e)(1)(i)(A));

               b. Are involved in making securities recommendations to clients, or have access to such recommendations that are nonpublic (Advisers Act Rule 204A-1(e)(1)(i)(B)); or

               c. Are "Advisory Persons" of the Adviser, while serving as an investment adviser to a RIC, which includes

                    (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined in the RIC's Code of Ethics) by the RIC, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                    (ii) any natural person in a control relationship to the
                         Adviser who obtains information concerning recommendations made to the RIC with regard to the purchase or sale of Covered Securities by the RIC (1940 Act Rule 17j-1(a)(2)).


     B. "Non-Access Person" means any Person who does not meet the definition of Access Person.

V.   ACCOUNTS COVERED BY THE CODE

The following accounts or situations are covered under the Code:

     A.   BENEFICIAL OWNERSHIP

          A person has Beneficial Ownership if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary (financial) interest in a Security.

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          Accounts over which an Access Person may have Beneficial Ownership interest, include but are not limited to - individual, joint, partnership, custodial, trust, IRA, UGMA and KEOGH accounts.

          The determination of Beneficial Ownership is the responsibility of each Access Person; it is a fact-based decision.

     B.   IMMEDIATE FAMILY

          All accounts of immediate family members of an Access Person, including any relative by blood or marriage, living in the Employee's household or who are financial dependents of the Employee are subject to this Code (adult children in a separate household are not covered under the Code). Immediate family members may include any of the Employee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, mother-in-laws, father-in-laws, son-in-laws, daughter-in-laws, brother-in-laws, or sister-in-laws and shall include adoptive relationships.

     C.   INVESTMENT CONTROL

          All accounts over which an Access Person exercises Investment Control, with the exception of the Adviser client account over which the Access Person exercises investment control as part of his or her job responsibilities. "INVESTMENT CONTROL" shall mean the direct or indirect power to exercise controlling influence over investment decisions. This includes any arrangement where the Access Person serves as an agent, executor, and trustee or in another similar capacity.

          NOTE: ACCOUNTS OVER WHICH THE ACCESS PERSON RETAINS NO INVESTMENT CONTROL AND THAT ARE MANAGED BY AN INDEPENDENT THIRD-PARTY ARE EXEMPT FROM THE PROHIBITED TRANSACTION RULES OF THE CODE.

VI.  SECURITIES COVERED BY THE CODE

     A.   SECURITIES COVERED UNDER THIS CODE ("COVERED SECURITIES") INCLUDE
          ANY:

          1.   Stock, including, Treasury stock;

          2.   Security future;

          3.   Bond, debenture, or futures contract;

          4.   Investment contract or voting trust certificate;

          5.   Certificate of deposit for a security;

          6. Option on any security or on any group or index of securities (E.G., put, call or straddle);

          7. Exchange traded fund ("ETF"), except those included as securities not covered under the Code as described below;


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          8.   Securities or interests, which are offered and sold in limited or private offerings, defined as offerings that are exempt from registration under the Securities Act, either pursuant to Sections 4(2) or 4(6), or Rules 504, 505 or 506 under the Securities Act (each a "LIMITED OFFERING" -- Limited Offerings are typically issued by limited partnerships, limited liability companies, or other similar companies, organizations or associations (Advisers Act Rule 204A-1(e)(7) and 1940 Act Rule 17j-1(a)(8));

          9. Securities offered and sold in an initial public offering ("IPO"), defined as an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act (Advisers Act Rule 204A-1(e)(6) and 1940 Act Rule 17j-1(a)(6));

          10. Certificate of interest or participation in any profit-sharing agreement;

          11.  Collateral-RIC certificate;

          12. Fractional undivided interest in oil, gas or other mineral right;

          13.  Pre-organizational certificate or subscription;

          14.  Transferable shares;

          15. Securities issued by, or interests in, a foreign unit trust or foreign mutual fund, such as a SICAV or OEIC;

          16. Securities issued by, or interests in, a Reportable Fund (which includes any RIC that is advised or sub-advised by the Adviser (or certain affiliates of the Adviser), where applicable as determined by the CCO and listed on EXHIBIT H attached hereto);

          17. Securities issued by, or interests in, a private investment fund, hedge fund, or investment club; and

          18. Any other instrument that is considered a "security" under the various securities laws, except those included as securities not covered under the Code as described below.

     B.   SECURITIES THAT ARE NOT COVERED SECURITIES UNDER THE CODE INCLUDE
          ANY:

          1. Direct obligation of the U.S. government (E.G., Treasury bills, notes and bonds and US savings bonds);

          2. Money Market Instruments (bank certificates of deposit, bankers acceptances, commercial paper, repurchase agreements, and other high-quality short-term debt instruments which have a maturity at issuance of less than 366 days and that are rated in one of the two highest-rating categories by a nationally recognized rating organization);


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          3.   Shares of money market funds, other than Reportable Funds (which includes any RIC that is advised or sub-advised by the Adviser (or certain affiliates of the Adviser), where applicable as determined by the CCO and listed on EXHIBIT H attached hereto);

          4. Shares of open-end mutual funds, other than Reportable Funds (which includes any RIC that is advised or sub-advised by the Adviser (or certain affiliates of the Adviser), where applicable as determined by the CCO and listed on EXHIBIT H attached hereto; and

          5. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, other than Reportable Funds (which includes any RIC that is advised or sub-advised by the Adviser (or certain affiliates of the Adviser), where applicable as determined by the CCO and listed on EXHIBIT H attached hereto).

          For the avoidance of doubt, for the purposes of this Code, purchases of real estate or any direct interest in real estate, used as a primary or secondary residence shall not be subject to any prior or other written approval of the CCO or any other officer of the Adviser.

     C.   COVERED SECURITIES EXEMPT ONLY FROM PRE-CLEARANCE REQUIREMENT:

          Provided that such Covered Securities are not issued in an IPO or Limited Offering, the following Covered Securities are exempt for purposes of the requirement to obtain pre-clearance for transactions in such securities (following the procedures set forth in Section
          VIII. B. below). (If these securities are issued in an IPO, no Employee may engage in any transactions in such securities. If these securities are issued in a Limited Offering, the pre-clearance procedures in Section VIII.C. below must be followed.)

          1. Index Linked Futures, such as those linked to the S&P 500, S&P 400 and Russell 2000 Indexes;

          2. Shares of Exchange Traded Funds, such as SPY, IWN, IWD, and IJH, and Puts and Calls Thereon;

          3.   Exchange Traded Futures Contracts on US Government Securities;

          4.   Exchange Traded Euro Futures Contracts;

          5.   Exercise of Rights Issued Pro-Rata;

          6.   Exchange Traded Derivatives on Non-Equity Securities;

          7.   Commodity Contracts and Derivatives;

          8.   Shares of Closed-End Funds;

          9.   Foreign Exchange Contracts and Derivatives;

          10.  Securities issued by SICAVs and OEICS; and


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          11.  Exchange Traded Notes.

VII. PROHIBITED SECURITY TRANSACTIONS UNDER THE CODE

     A.   NO ACCESS PERSON SHALL:

          1. Engage in any act, practice or course of conduct, which would violate the provisions of this Code;

          2. Buy or sell based upon, or while in possession of, material non-public information regarding the issuer or security; or Buy or Sell any Covered Securities in violation of the prohibitions of this Code;

          3.   Acquire any Covered Security in an IPO; or

          4. Engage in or give the appearance of "front-running," that is, purchase or sell a security for his or her own account(s) on the basis of the Adviser's trading positions or plans for a client account(s) over which the Access Person has Investment Control.

     B. WITH RESPECT TO THE ADVISER OR AN ADVISER AFFILIATE PROVIDING INVESTMENT ADVICE TO ANY

          RIC, it is unlawful for any affiliated person of or principal underwriter for a RIC, or any affiliated person of an investment adviser of or principal underwriter for a RIC, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the RIC (as defined in Rule 17j-1 under the 1940 Act):

          1.   To employ any device, scheme or artifice to defraud the RIC;

          2. To make any untrue statement of a material fact to the RIC or omit to state a material fact necessary in order to make the statements made to the RIC, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the RIC; or

          4.   To engage in any manipulative practice with respect to the RIC.

VIII. RESTRICTIONS ON TRANSACTIONS IN COVERED SECURITIES AND PRE-CLEARANCE OF CERTAIN TRANSACTIONS

     A. GENERAL. VIMCO uses an electronic personal trading system, provided by Cordium, referred to as the Employee Level Filing Platform ("ELF"). All Persons Covered by the Code (as described in Section IV. above) are required to report through ELF.


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     B.   RESTRICTIONS ON TRANSACTIONS IN COVERED SECURITIES. Generally, the
          Adviser restricts transactions in Covered Securities as provided in this Code.

          1. Access Persons are not permitted to purchase or sell options on any security or on any group or index of securities (e.g., put, call or straddle).

          2. Any securities that are restricted securities and that are held by an Access Person prior to employment at VIMCO or the implementation of the policy restricting the purchase or sale of options on March 1, 2014 may continue to be held. These pre-existing security positions are "Legacy Positions" and require pre-clearance in the event of a sale, exercise or assignment of such positions.


          3. Access Persons are not permitted to engage in transactions with respect to any Covered Security upon which the Adviser has placed, for any reason, an embargo. The securities under embargo will be set forth in the Restricted List (as described in Section
               XIV. below).

          4.   BLACKOUT PERIODS.

               a. SAME DAY BLACKOUT PERIOD. No Covered Security transactions of an issuer are permitted on a day of a pending purchase or sale order for a client or a Reportable Fund. All Access Persons will be prohibited from executing any personal transactions in Covered Securities, excluding transactions in a Reportable Fund, on a day when a client has a pending buy or sell order in that Covered Security.

               b. THREE-DAY BLACKOUT PERIOD. No Covered Security transactions of an issuer are permitted within three (3) trading days before or after a purchase or sale order has been placed and/or executed for a client or Reportable Fund over which the Access Person (i) has Investment Control (as defined in
                    Section V.C.) or assists with Investment Control and (ii) has direct knowledge of such purchase or sale order, except transactions in shares/units in a Reportable Fund. To the extent the Access person neither has Investment Control or direct knowledge of such purchase or sale order for a client or Reportable Fund, the Access Person shall certify such to the CCO prior to placing any personal transactions in Covered Securities.

          5.   No Covered Security may be purchased in an IPO!


     C.   PRE-CLEARANCE OF TRANSACTIONS IN COVERED SECURITIES.

          1. GENERAL. An Access Person may engage in certain transactions in Covered Securities if the Access Person has received pre-clearance for the transaction as provided below and engages in the transaction only during the period for which pre-clearance was granted ("PRE-CLEARANCE PERIOD"). The Access Person


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               a.   shall not receive any pre-clearance to engage in any
                    securities transactions that are prohibited by the Code (as set forth in Section VII above) or by any federal or state securities laws; and

               b. shall not engage in any transactions in securities issued in any Limited Offering except with pre-clearance as provided below in Section VIII.C.

          2. REQUEST FORM. An Access Person may request pre-clearance for a securities transaction, subject to the restrictions stated above, by completing a Personal Securities Trading Request and Authorization Form ("PRE-CLEARANCE FORM," through ELF (in the form similar to that attached as EXHIBIT E).

          3. PRE-CLEARANCE REVIEW. Pre-approval is required from a member of the Securities Trading Group which consists of Donald O'Hara and MaryBeth McLallen.

          4.   Any pre-clearance granted

               a. shall be effective for only the remainder of the day (until 5:00 p.m. local time) in which the pre-clearance is granted; and

               b. may be revoked by the CCO or other person who granted pre-clearance at any time prior to a pre-cleared transaction being effected, for any reason, including upon discovery of a conflict of interest with the interests of a client or Reportable Fund.

          5. Any trade effected pursuant to the grant of a pre-clearance must be documented as such in the Quarterly Report of Security Accounts & Transactions submitted via ELF (in the form similar to EXHIBIT C attached hereto).

          6. The personal trading of a member of a portfolio or investment team (Portfolio Manager(s)/Dedicated Research) will only affect the registered investment companies, separate investment accounts, or private investment funds managed by that portfolio or investment team. As each of the Adviser's four investment teams have access only to records relating to security trades effected by such investment team, a personal trade by a member of one investment team that has been pre-approved SHOULD NOT HAVE any effect on another investment team's trading on behalf of its clients. The sharing of investment research, BUT NOT security trading information, between the investment teams should not compromise this conclusion. INVESTMENT RESEARCH PRODUCED BY MEMBERS OF THE ADVISER'S INVESTMENT TEAMS SHOULD, HOWEVER, BE AVAILABLE TO BE ACTED UPON BY THE ADVISER ON BEHALF OF CLIENTS FIRST -- PRIOR TO BEING USED FOR PERSONAL TRADING PURPOSES.


     D. PRE-CLEARANCE OF LIMITED OFFERINGS; APPROVAL UPON HIRE OF CONTINUED HOLDING OF SECURITIES ISSUED IN LIMITED OFFERING. Access Persons may engage in transactions in securities issued in Limited Offerings (defined in Section VI.A.9. above) only upon pre-clearance from the CCO.

          Newly hired Access Persons must, at time of hire, disclose their then current holdings of securities issued in Limited Offering ("LO SECURITIES") on their Initial Holdings Report via ELF (in a form similar to EXHIBIT B of the Code) and complete on ELF, the Pre-clearance

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          Form (in a form similar to EXHIBIT E of the Code) regarding such then current holdings. Newly hired Access Persons may be asked to liquidate some or all of their pre-hire investments in LO Securities (so long as it is possible to liquidate their holding under the terms of issuance of the applicable LO Securities) in the event there is any basis that the CCO would deny pre-clearance for transactions in such LO Securities (including, but not limited to, any conflict of interest with the interests of any client of the Adviser or a Reportable Fund).

          Pre-clearance for transactions in LO Securities is subject to the following:

          1. When considering a request to engage in transactions in LO Securities, the CCO will take into account the specific facts and circumstances of the request prior to reaching a decision, including, but not limited to, whether the opportunity to invest in the LO Securities should be reserved for a client(s) and/or Reportable Fund(s) .

          2. The Access Person must submit the request to engage in transactions in LO Securities using the Pre-clearance Form available on ELF (in a form similar to EXHIBIT E attached hereto).

          3. Any person purchasing a Covered Security acquired in a Limited or Private Offering (or holding any Limited or Private Offering Covered Securities that the person held at the time of the person's hire) shall disclose to the CCO any subsequent consideration of investment in the issuer of the Covered Security for any client or Reportable Fund. In such circumstances, the decision to purchase Covered Securities of the issuer for a client account or Reportable Fund shall not be made by anyone with a personal interest in the issuer of the Covered Security unless such interest has previously been disclosed to investors (E.G., Private Placement Memorandum).

          4. Approval to invest in a Limited or Private Offering shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person's purchase in the Limited or Private Offering.

     E.   30-DAY HOLDING PERIOD FOR REPORTABLE FUND HOLDINGS

          All Access Persons must maintain any position the person holds in a Covered Security for at least thirty (30) calendar days before the position can be sold or exchanged. Exceptions to this policy will be considered in hardship situations, but must be approved in writing, in advance by the CCO or his designee.

     F. DEFINITIONS. For purposes of this section, the following terms have the meaning set forth opposite the term below:

          1.   "INVESTMENT PERSONNEL" means

               a. any Portfolio Manager acting on behalf of the Adviser, as well as any other person such as a securities analyst and/or trader acting on behalf of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a client's or

                    Reportable Fund's purchase or sale of securities (including analysts providing information and advice to Portfolio Managers or persons effecting the execution of a Portfolio Managers' decisions) or

               b. any natural person who controls the Adviser and who obtains information concerning recommendations to a client regarding the purchase or sale of securities by a client.

          2. "PORTFOLIO MANAGER" means any individual who, in connection with the regular duties of the individual, is entrusted with the direct responsibility and authority to make investment decisions affecting any client of the Adviser (including any RIC, separate investment account, or private investment fund) or Reportable Fund.

     G. EXEMPTED TRANSACTIONS. The restrictions of Subsections VIII.A -- VIII.E above of this Code shall not apply to:

          1. Purchases or sales effected in any account over which the Access Person or Investment Personnel, as applicable, has no direct or indirect influence, control or investment discretion or authority;

          2. Subsequent purchases which are made through an automatic dividend reinvestment or automatic direct purchase plan;

          3. Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          4. Purchases or sales effected by an Adviser Affiliate on behalf of a Hedge Fund or other client accounts managed by such Adviser Affiliate; provided that there is no violation of the conflict of interest procedures implemented to protect firm clients, Reportable Funds, and such Hedge Fund or other client account.


IX.  OUTSIDE AFFILIATIONS

All Access Persons are prohibited from serving on a board of directors of any company without prior written authorization of the CCO or senior management of the Adviser. Requests for outside affiliations permitted under the Code shall be submitted to the CCO or management of the Adviser via ELF (a sample form is attached hereto as EXHIBIT A). Further, upon employment with VIMCO and on an annual basis thereafter, all Employees must submit a Notification of Outside Business Activities Form via ELF (a sample form is attached hereto as EXHIBIT
F).

X.   POLITICAL CONTRIBUTIONS

Access Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities (known as "pay to play"). Rule 206(4)-5 of the Advisers Act is designed to curtail the influence of "pay to play" practices by investment advisers with respect to government entities, including all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds. To ensure VIMCO is able to monitor the political contributions of its Employees and itself (if any), VIMCO has adopted: (i) a pre-clearance policy for political contributions; and (ii) an annual reporting policy. Political contributions subject to this policy include ALL political contributions to incumbents, candidates or successful candidates for elective office of a government entity and to state and local political parties, political action committees and any other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution (i.e., a Governor running for U.S. Senate). Contributions include gifts, subscriptions, loans, advances, and deposits of money or anything of value.

Advisers Act Rule 206(4)-5 defines a government entity as any state or political subdivision of a state, including: (a) any agency, authority, or instrumentality of the state or political subdivision; (b) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a "defined benefit plan" as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a state general fund; (c) a plan or program of a government entity; and (d) Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

Employees should carefully review the relationship between VIMCO and political parties, candidates, and causes to identify any potential conflicts of interest prior to making political contributions. If you have any questions about whether a political contribution raises a conflict of interest that may implicate VIMCO, you must discuss such contributions with the CCO PRIOR to making the political contribution.

     A.   PRE-CLEARANCE REQUIREMENT:

          Any political contributions of an Employee must be pre-cleared by the CCO, IN ADVANCE, using ELF (in the form attached hereto as EXHIBIT H).

          By way of background, VIMCO has instituted this pre-clearance process so as to avoid any instances whereby political contributions by VIMCO (including employees) could be considered an attempt to influence the award of an investment advisory contract by a government entity. If VIMCO is ever deemed to have made a political contribution to an elected official who is in a position to influence the selection of VIMCO as an investment adviser, then VIMCO will be prohibited from receiving compensation from a government entity for a period of two
          (2) years following the date of such political contribution. This includes both direct fee compensation (from a separately managed client) and compensation stemming from a government entity's investment in a private investment fund for which VIMCO provides investment advisory services.

     B.   ANNUAL REPORTING REQUIREMENT:

          VIMCO is required to keep records of ALL contributions made by VIMCO and Employees to government officials (including candidates) and to state and local political parties, political action committees and any other political organizations exempt from federal income taxes under
          Section 527 of the Internal Revenue Code. As such, Employees will be required to disclose all political contributions made (regardless if the amount is below the de minimis exception) on an annual basis using ELF (a sample form is attached to this Policy as EXHIBIT I).

     C.   NEW HIRES:

          In accordance with the "look back" provision of Advisers Act Rule 206(4)-5, upon becoming an employee, employees will be required to disclose all political contributions made to government officials (including candidates) and to state and local political parties, political action committees and any other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code, during the 2 years prior to becoming a Covered Associate. New Employees will disclose such political contributions using ELF (a sample form is attached EXHIBIT J).

     D.   PROHIBITIONS:

          It is specifically noted that Employees are expressly prohibited from engaging in the following political contribution activities:

          1.   ASKING ANOTHER PERSON OR POLITICAL ACTION COMMITTEE TO:

               (a) Make a contribution to an elected official (or candidate for the official's position) who can influence the selection of VIMCO as an investment adviser; or

               (b) Make a payment to a political party of the state or locality where VIMCO is seeking to provide investment advisory services to such state or local government.

          2. Directing or funding political contributions through third parties, such as spouses, lawyers or companies affiliated with VIMCO, if such political contributions would violate this policy if done directly by the Employee.

     E.   RECORDKEEPING REQUIREMENTS -- POLITICAL CONTRIBUTIONS:

          VIMCO is required to keep records of contributions made by VIMCO and Employees to government officials (including candidates), and of payments to state or local political parties and political action committees. VIMCO's records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to rule 206(4)-5's exception for certain returned contributions. VIMCO is also required to keep a list of its Covered Associates, and the government entities to which VIMCO has provided advisory services in the past five years. Similarly, VIMCO must maintain a list of government entities that invest, or have invested in the past five years, in the Funds. Regardless of whether it currently has a government client, VIMCO must also keep a list of the names and business addresses of each regulated person to whom VIMCO provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.

XI.  GIFTS AND ENTERTAINMENT

VIMCO is of the view that its employees (and their family members) should not accept or give (in the context of their business activities for VIMCO) excessive benefits or gifts, which includes tickets to sporting events, the theatre, concerts or other comparable entertainment. As such, all employees are required to notify the Chief Compliance Officer of any gifts or business entertainment received or given to VIMCO's third-party business contacts and investors if the estimated value exceeds $250 for any one instance. For the purposes of this provision, the following items are generally acceptable:

          1.   An occasional meal;

          2. An occasional ticket to a sporting event, the theater or comparable entertainment; or

          3.   A gift of fruit or other foods.


Furthermore, in the event the cumulative value of all gifts or business entertainment received from a particular third-party business contact exceeds $1000 in any given calendar year, employees are required to complete a gift/business entertainment form on ELF for all additional gifts or business entertainment received, regardless of value. PLEASE SEE VIMCO'S CODE OF CONDUCT FOR FURTHER GUIDANCE ON GIFTS AND ENTERTAINMENT.

NOTE: DE MINIMIS VALUE IS LESS THAN OR EQUAL TO $250.

Further, Employees should note that Investment advisers that entertain union personnel, including personnel associated with pension plans (during the course of marketing or for other reasons) may be required to file reports on DOL Form LM-10. As such, all Employees must immediately notify the CCO via ELF of any gifts or other benefits provided (either by the firm or by the Employee's personal funds) to union personnel (including, but not limited to, the value of travel, golf outings, dinners, holiday parties, sports tickets, and raffle prizes).

In addition, under the Foreign Corrupt Practices Act ("FCPA"), VIMCO could face potentially serious civil and/or criminal penalties for offering, promising, paying, or authorizing any bribe, kickback or similar improper payment to any foreign official, foreign political party or official or candidate for foreign political office in order to assist VIMCO in obtaining, retaining, or directing business, including investments in the any VIMCO funds or accounts. In order to minimize the chance that VIMCO could violate the FCPA or similar foreign laws, Employees must obtain the written approval of the CCO (via ELF) prior to making any payment or giving any gift or other thing of value (including paying for entertainment or travel-related expenses), or offering to do the same, to any:

          o    official of a foreign government;

          o    employee of any government-controlled foreign business;

          o sovereign wealth fund, employee or representatives of a sovereign wealth fund, or third party associated with a sovereign wealth fund's investment process or investment due diligence; or

          o foreign political party or official or candidate for foreign political office.

This FCPA policy applies without regard to the purpose or motivation behind the giving of such payment, gift, or other thing of value. The CCO may consult with legal counsel or outside compliance consultants to determine if such payments, gifts or entertainment would implicate FCPA concerns (or other legal concerns). As a general matter, the giving of any such payments, gifts, or other things of value will not be permitted. The CCO will document any exceptions to this general policy.

XII. CONFIDENTIALITY/SAFEGUARDING OF DATA

Access Persons, as fiduciaries, must adhere to the Adviser's Privacy Policy under Regulation S/P of the Gramm-Leach-Bliley Act (the "GLBA"). All material, non-public information pertaining to any client must be safeguarded, and includes, but is not limited to, adherence to physical and technical security of information. With respect to material, non-public client information, Access Persons are required to take reasonable measures to safeguard such information including, but not limited to:

          1. Sharing of access codes and/or passwords with any other individual is prohibited without authorization;

          2. Client information, such as account statements, applications, etc. must be secured at all times;

          3. Information on investment strategies, transactions and investments being considered or used by the Adviser for client accounts shall be secured at all times and not discussed with persons who are not Access Persons or with third parties (other than as needed for business or compliance purposes) prior to their disclosure to clients of the Adviser.

          4. Transmission of material, non-public information to unauthorized parties, via any means, is strictly prohibited. Authorized parties include, but are not limited to the following:

               a.   Affiliate firms and their designees;

               b. Broker-dealers or other entities who conduct business with the Adviser on behalf of clients; and

               c. Third party entities with a contractual need for such information and who have executed a non-disclosure agreement with the Adviser or which are under a confidentiality obligation with the Adviser.

          PLEASE SEE VIMCO'S CODE OF CONDUCT FOR FURTHER GUIDANCE ON CONFIDENTIALITY.

XIII. REPORTING REQUIREMENTS

Consistent with the requirements of the Advisers Act Rule 204A-1 and with the provisions of Rule 17j-1 of the 1940 Act, Access Persons are subject to the following requirements.

     A.   INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE

          Upon hire and annually thereafter, each Access Person shall be provided a copy of this Code by the CCO. In addition, the Access Person will be required to certify that he/she has:

          1. Read and understands the Code and recognizes that he/she is subject thereto;

          2.   Shall comply with the applicable requirements of the Code; and

          3. Shall report all personal securities transactions required to be reported pursuant to the requirements of the Code.

          The certification report shall be made through ELF (in the form similar to that attached as EXHIBIT F).

     B.   INITIAL AND ANNUAL DISCLOSURE OF HOLDINGS AND BROKERAGE ACCOUNTS

          Upon employment and annually thereafter, each Access Person shall be required to submit to the Compliance Department a report listing all Covered Securities holdings and securities trading accounts in which the Access Person has a direct or indirect Beneficial Ownership as defined by the Code.

          The certification report shall be made via ELF (in a form similar to that attached as EXHIBIT B) and submitted to the Compliance Department no later than ten (10) days after the person becomes an Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person and annually forty five (45) days after calendar year end.

          The accounts of Immediate Family Members over which the Access Person exercises Investment Control, but does not have a direct or indirect Beneficial Ownership, shall be reported via ELF and on an annual basis thereafter.

     C.   QUARTERLY PERSONAL TRANSACTIONS

          Although the Adviser prohibits transactions in Covered Securities (except as permitted by the CCO), Access Persons are required to complete a Quarterly Report of Security Accounts & Transactions. This report shall be submitted to the Compliance Department via ELF (in a form similar to that attached as EXHIBIT C) no later than thirty (30) days after the end of the calendar quarter, INCLUDING ANY PERIOD IN WHICH NO SECURITIES TRANSACTIONS WERE EFFECTED.

          The Quarterly Transaction Report shall contain the following information):

          1.   The date of the transaction;

          2.   The name/description of the security;

          3.   The nature of the transaction (e.g., purchase or sale);

          4.   The quantity and price of the security bought or sold;

          5.   Interest rate/maturity date (if applicable);

          6. The name of the broker, dealer or bank with or through whom the transaction was effected; and

          7. The nature of the interest (i.e., direct ownership, spouse, control, etc.)

          This reporting requirement may be satisfied by directing a broker-dealer to send duplicate trade confirmations and brokerage statements directly to the Compliance Department so long as Adviser receives such confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

     D.   EXCEPTIONS FROM REPORTING REQUIREMENTS

          This Section sets forth exceptions from the reporting requirements of
          Section XIII of this Code. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section. Accordingly, the following transactions will be exempt only from the reporting requirements of section XIII:

          No Initial Holdings Report, Annual Holdings Report or Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control. However, Access Persons with non-discretionary managed accounts generally will be required to provide the Chief Compliance Officer with:

          o A notification must be submitted via ELF within 10 days of opening a new non- discretionary managed account;

          o An initial attestation must be sent to the broker for the non-discretionary managed account within 10 days of the date the account is opened. In addition, Access Persons must obtain this attestation for all non-discretionary managed accounts in existence as of the date of this Manual. A form of attestation has been provided in EXHIBIT L;

          o An annual confirmation from the broker via negative consent that the Access Person has no direct influence or control over the relevant accounts. The CCO or his designee will send the initial version of the certification to the broker and if there are no changes, no response will be required; and

          o An annual attestation to be completed via ELF for any accounts that are being excluded on the basis that they are non-discretionary.

     E.   CONFLICTS OF INTEREST

          It is not possible to provide a precise or comprehensive definition of a conflict of interest. However, one factor that is common to all conflict of interest situations is the possibility that an Employee's actions or decisions will be affected because of actual or potential differences between or among the interests of VIMCO, its affiliates, Advisory Clients, and/or the Employee's own personal interests. A situation may be found to involve a conflict of interest even though it does not result in any financial loss to VIMCO, its affiliates or its Advisory Clients or any gain to VIMCO or the Employee, and irrespective of the motivations of the Employee involved. It is VIMCO's policy to disclose all material conflicts of interest to Advisory Clients. The list below suggests some types of activity that would reflect in a negative way on the Employee's personal integrity or that would limit his or her ability to discharge job duties and responsibilities in an ethical manner:

          o Simultaneous employment by another firm, particularly if the other firm is a competitor or vendor.

          o Carrying on company business with a firm in which the Employee or a close relative of the Employee has a substantial ownership or interest.

          o Holding a substantial interest in, or participating in the management of, a firm from which the company makes purchases.

          o Borrowing money from Advisory Clients, Investors or firms, other than a recognized loan institution, from which the company buys services, materials, equipment, or supplies.

          o Accepting substantial gifts or excessive entertainment from an Advisory Client, Investor, or outside organization.

          o Participating in the activities of a civic or professional organization wherein confidential company information may be divulged.

          o Misusing privileged information or revealing confidential data to outsiders.


          o Improperly allocating advisory or other investment-related fees and expenses among Advisory Clients (see Section XXI for additional information).

          Every Access Person shall notify the Compliance Department of any personal conflict of interest relationship that may involve any client such as the existence of any economic relationship between his/her transactions and securities held or to be acquired by any client other than transactions that such Access Person has disclosed in his or her Annual Disclosure of Holdings and Brokerage Accounts and Quarterly Transactions.

          Inappropriate favoritism of one client over another client is strictly prohibited, as it would constitute a breach of fiduciary duty and a conflict of interest.

          In order to ensure that VIMCO is able to identify and address potential conflicts of interest and provide its advisory clients with accurate disclosure on Form ADV, all employees are required to submit (upon employment and on an annual basis thereafter) a Conflict of Interest Questionnaire. A sample form of the Conflict of Interest Questionnaire is attached as EXHIBIT K herein.

XIV. RESTRICTED LIST

To ensure compliance with applicable federal securities laws and to prevent the appearance of impropriety in connection with securities transactions, the Compliance Department will maintain a confidential list with names of issuers known as the Watch/Restricted List (the "RESTRICTED LIST"), which is incorporated into the ELF system. The Restricted List shall include two categories of issuers. The first category, which will be identified as "FIRM RESTRICTIONS", will include all issuers for which any employee of the Adviser has material, non-public information. The second category, which will be identified as "PERSONAL TRADING RESTRICTIONS", will include: (a) the issuers of securities that are actively being considered for investment by Investment Personnel, and (b) all issuers on the Firm Restrictions category of the Restricted List.

Absent prior approval from the CCO, or except as otherwise provided in the Code of Ethics, the Adviser shall be prohibited from trading, on behalf of client accounts, in securities of any issuer appearing on the Firm Restrictions category of the Restricted List.

Absent prior approval from the CCO, the Adviser's employees shall be prohibited from trading personally in securities of any issuer appearing on the Personal Trading Restrictions category of the Restricted List.

The Restricted List is designed to restrict personal trading or other activity in the issuer's securities to avoid any appearance of inappropriate trading by employees, such as front-running or trading on the basis of material, non-public information.

The CCO may, from time to time, allow for certain exceptions to these prohibitions including the following situation:

     A. LIMITED EXCEPTION. As it pertains to securities that will be included on the Restricted List as of the date this policy is adopted, any such securities that employees own prior to the adoption date of this Code of Ethics may continue to be held in such employees' accounts after the adoption of this policy. However, after the adoption date of this policy, such securities are subject to this Code and therefore may not be sold so long as they remain on the Restricted List. No additional purchases of securities on the Restricted List will be allowed.

     B.   MAINTENANCE OF THE RESTRICTED LIST.

          The effectiveness of the Restricted List as a monitoring and preventive device depends on the receipt of up-to-date information regarding transactional activities or other developments. Accordingly, employees that have information that causes them to believe that an issuer should be added to the Restricted List should promptly consult with the CCO. This includes securities that are actively being considered for investment by Investment Personnel.

          1. ADDING AND REMOVING SECURITIES TO THE WATCH/RESTRICTED LIST. To add or remove an issuer to or from the Restricted List, the employee that has the information shall promptly inform the CCO by email. The email should include a request that the issuer in question be added to or removed from the Restricted List and an explanation regarding the reason for the request.

          2. ACCESS TO THE WATCH/RESTRICTED LIST. The fact that an issuer's securities are on the Restricted List is highly confidential and should not be disclosed by employees with such knowledge to any person outside of the Adviser. Such information should be treated as inside information and handled accordingly. Disclosure also should not be made to other employees except on a strict need-to-know basis and in compliance with this policy. If anyone inquires as to whether or not a security is on the Restricted List, or is otherwise informally restricted, employees shall respond that firm policy prohibits any comment, and should inform the CCO of such inquiry.

     C.   AMENDMENTS/CHANGES TO THE RESTRICTED LIST.

          The CCO and COO are the only persons within the Adviser that shall have access to the Firm Restrictions and Personal Trading Restrictions categories of the Restricted List.

          After receiving notification to amend the Restricted List, the CCO will add or remove the security to or from the Restricted List and inform all authorized recipients via e-mail of the change. On a weekly basis the complete List will be distributed, or made available (via
          ELF), to the authorized recipients.

          On a monthly basis, the Restricted List and the status of each issuer that is included on the Restricted List (I.E., have the securities been purchased, held, and/or sold) will be reviewed by the CCO and COO to ensure its accuracy. If necessary, the CCO shall make any required amendments to the Restricted List following such review.

XV.  REPORTING OF VIOLATIONS

Each Access Person shall promptly report to the CCO any apparent material violation of this Code and its associated policies and procedures.

The CCO shall promptly report to management of the Adviser any apparent material violation of this Code and its associated policies and procedures.

Management of the Adviser shall consider reports made hereunder and shall determine whether or not this Code has been violated and whether the appropriate sanctions, if any, should be imposed.

The Adviser must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

No less frequently than annually, the Adviser must furnish to the RIC's board of directors or trustees (the "BOARD"), and the Board must consider, a written report that:

     1. Describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

     2. Certifies that the Adviser, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

XVI. SANCTIONS

This Code is designed to assure compliance with applicable laws and to reinforce the Adviser's reputation for integrity in the conduct of its business.

Upon discovering a violation of this Code, sanctions may be imposed as deemed appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

An incidental failure to comply with the Code is not necessarily a violation of law or the Adviser's Principles of Business Conduct. Isolated or inadvertent violations of the Code not resulting in a violation of the law will be referred by the CCO to senior management of the Adviser and disciplinary action commensurate with the violation, if warranted, will be imposed.

Violations of any of the enumerated Prohibited Transactions may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s). A pattern of violations that individually do not violate the law or Principles of Business Conduct, but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment.

XVII. INTERPRETATIONS AND EXCEPTIONS

The CCO shall have the right to make final and binding interpretations of the Code and may grant, using his discretion, exceptions to certain of the above restrictions.

XVIII. RETENTION OF RECORDS

This Code, as updated from time to time, acknowledgements of receipt of a copy of this Code by each Access Person, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, each memorandum made by the CCO hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Adviser as required under the Advisers Act and the 1940 Act for a period of not less than five (5) years.

XIX. INSIDER TRADING POLICY

     A.   POLICY STATEMENT ON INSIDER TRADING

          Section 204A of the Advisers Act requires the Adviser to establish, maintain, and enforce written procedures reasonably designed to prevent the wrongful use of "inside" information.

          Adviser shall prohibit any Employee from trading, either personally or on behalf of others, or recommending securities, while in possession of material, non-public information in violation of applicable laws and regulations. This unlawful conduct is frequently referred to as "insider trading."

          Adviser's policy extends to external activities and outside duties related to Employees' association with the Adviser. Every Employee must read and retain this policy statement.

          Any questions regarding the Adviser's insider trading policy and procedures should be referred to the CCO.

          The term "insider trading" is not defined in federal securities statutes, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider"), or to communicate material non-public information to others in breach of a duty. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          (a) trading by an insider, while in possession of material non-public information;

          (b) trading by a temporary insider, while in possession of material non-public information; or

          (c) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in breach of a duty to keep it confidential, or the information was misappropriated.

     B.   IN GENERAL -- INSIDE INFORMATION

          Federal, as applicable and state securities laws make it unlawful for any person to trade or recommend trading in securities on the basis of material and nonpublic, or "inside," information. Adviser's policy requires stringent avoidance of the misuse of inside information.

          The misuse of material, nonpublic or "inside" information constitutes fraud; a term broadly defined under the securities laws.

          Fraudulent misuse of "inside" information includes purchasing or selling securities on the basis of such information for the account of the firm, an employee, a client, or anyone else. Fraudulent misuse also includes "tipping" such information to anyone, or using it as a basis for recommending, by way of a research report or otherwise, the purchase or sale of a security.

          Persons guilty of fraudulently misusing "inside" information are subject to civil and criminal penalties (including imprisonment), SEC administrative actions, and dismissal by the Adviser.

          "INSIDE" INFORMATION. "Inside" information is material, nonpublic information. The courts and regulatory authorities have broadly construed what constitutes "inside" information. Generally speaking, information is "material" if it has "market significance" in the sense that it is likely to influence reasonable investors, including reasonable speculative investors, in determining whether to trade the securities to which the information relates. For example, information is likely to be "material" if it relates to significant changes affecting such matters as dividends; earnings estimates; write downs of assets or additions to reserves for bad debts or contingent liabilities; the expansion or curtailment of operations; proposals or agreements involving a merger, acquisition, divestiture or leveraged buy-out; new products or discoveries; major litigation; liquidity problems; extraordinary management developments; public offerings; changes of debt ratings; issuer tender offers; and recapitalizations. Given the potentially severe consequences to the Adviser and its personnel of a wrong decision, any person who is uncertain as to whether any information he or she possesses is "inside" information must contact the CCO for guidance, rather than solely relying on his or her own judgment or interpretation.

          Under certain circumstances the portfolio holdings of the Adviser's investment company clients may be deemed material, nonpublic information. In recent times, certain investment companies and/or their affiliated persons have engaged in unlawful or fraudulent activities by disclosing portfolio holdings to selected investors so that the investors may profit from trading on such information, which is referred to as market timing. Under SEC guidance and regulations, investment companies have adopted policies and procedures on disclosure of their portfolio holdings (the "PH POLICIES") intended to prevent unauthorized disclosure of the holdings of the company. Under the PH Policy divulging non-public portfolio holdings to selected parties is permissible only when the company has legitimate business purposes for doing so and the recipients are subject to a duty of confidentiality, including a duty not to trade on the non-public information. In addition, the disclosure of a company's portfolio securities is permitted only when it is consistent with the anti-fraud provisions of the federal securities laws and fiduciary duties of the company's investment adviser or investment sub-adviser. The PH Policies must be followed when personnel of the adviser or sub-adviser discloses a company's non-public portfolio holdings information to any party.

     C.   PROHIBITING MISUSE OF INSIDE INFORMATION

          Those in possession of inside information must preserve the confidentiality of such information and abstain from trading until the inside information is disclosed and made public. It is fundamental policy of the Adviser that:

          a. No Adviser Employee, while in possession of inside information relevant to a security, shall purchase or sell, or recommend or direct the purchase or sale of, such security for the account of the Adviser, an Employee, a client, or anyone else.

          b. No Employee shall use inside information to purchase or sell securities for his or her own account, any account in which he or she has a direct or indirect beneficial interest (including accounts for family members), or any other account over which the Employee has discretionary authority or a power of attorney.

No Employee shall disclose inside information to any person outside the Adviser without the authorization of the CCO or management.

Any Employee who, in the course of his or her employment, obtains inside information that is later disclosed to the general public must allow sufficient time to elapse for the investing public to assimilate and evaluate the information before taking any action for his or her personal account on the basis of the disclosed facts.

     D.   GENERAL GUIDELINES

          To ensure that material, non-public information is not misused, it is imperative that the flow of such information be limited so that only those people within the Adviser with a "need to know" are given such information.

          Routine communications between departments which are not transaction or issuer specific, such as general observations about industries and issuers within those industries, and which would not affect a person's investment decision about a specific security, are not prohibited. If you have any question as to whether information is routine, however, please contact the CCO.

     E.   REVIEW OF TRADING

          The CCO will review, at least quarterly, the trading activity of the Adviser's Access Persons. A record of such review will be maintained by the CCO.

     F.   INVESTIGATIONS

          The CCO will investigate questionable or suspicious trades, whether discovered through scheduled reviews of exception reports or any other way. The scope and extent of any particular inquiry will be determined by the nature of the trade in question. The relevant Employee or client may be contacted by the CCO for an explanation as to the trade in question. An investigation record will be kept by the CCO. The record will contain, at a minimum, the following:

          1.   The name of the security;

          2.   The date the investigation commenced;

          3. An identification of the accounts involved; and A summary of the disposition of the investigation.

     G.   PROCEDURES FOR ADVISER'S POLICY AGAINST INSIDER TRADING

          The following procedures have been established to aid the Employees of the Adviser in avoiding insider trading, and to aid the Adviser in preventing, detecting, and imposing sanctions against insider trading. Each Employee of the Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties. If you have any questions about these procedures you should consult with the CCO.

          1.   IDENTIFYING INSIDE INFORMATION

               Before trading for yourself, or others, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

               Is the information material? Is this something an investor would consider important in making his or her investment decision? Would the market price of the securities be substantially affected if the information was generally disclosed?

               Is the information nonpublic? To whom has it been provided? Has it been effectively communicated to the marketplace by being published in Reuters, THE WALL STREET JOURNAL, or other publications of general circulation?

               If, after consideration of the above, you believe that the information is material and nonpublic, or if you have any questions as to whether the information is material and nonpublic, you should take the following steps:

               1.1.1.1. Do not purchase or sell the securities on behalf of yourself or others;

               1.1.1.2. Report the matter immediately to the CCO; and

               1.1.1.3. Do not communicate the information inside or outside the
                        Adviser, other than to the CCO.

               After the CCO has reviewed the issue, you either will be instructed to continue the prohibitions against trading and communications, or you will be allowed to trade or communicate the information.

          2.   RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

          Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including associates, except as referred to above. In addition, take care that such information is secure by sealing files and restricting access to computer files containing nonpublic information.

          3.   RESOLVING ISSUES CONCERNING INSIDER TRADING

          If doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the procedures, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

                                   EXHIBIT A

            OUTSIDE AFFILIATION/PRIVATE TRANSACTION/BOARD MEMBERSHIP

                          PRE-CLEARANCE QUESTIONNAIRE

1. Your Name & Title: ______________________________________________________

2. Name of department: _____________________________________________________

3. Name of your manager: ___________________________________________________

4. List your responsibilities for Villanova Investment Management Company, LLC (the "ADVISER"):

   _________________________________________________________________________

   _________________________________________________________________________

5. Please state the full name and address of the private placement, business, nature of the investment or full name of the organization you are/wish to become affiliated with:

   _________________________________________________________________________

   _________________________________________________________________________

     Please answer the following questions regarding the private placement, business, board membership or affiliation you intend to participate in. Please attach to this questionnaire any additional information you may have regarding your affiliation/investment (i.e., private placement memorandum, offering circular, literature, etc.) that may assist in the approval process.

1. How and by whom was this offer presented to you? Or, how and by whom were you approached to become affiliated?

   _________________________________________________________________________

2. Will you play any management role in the private placement or business and are you providing any service or advice to the business or issuer? What will your role and responsibilities consist of?

   _________________________________________________________________________


                                  Exhibit A-1

3. Approximately what percentage of your time will be spent on non-Adviser activities?

   _________________________________________________________________________

4.  Will you be compensated? (If so, how?)                   [ ] Yes  [ ] No

   _________________________________________________________________________

   _________________________________________________________________________

5.  Does the private placement issuer or organization have any dealings with
    Adviser? (If yes, please describe)                       [ ] Yes  [ ] No

   _________________________________________________________________________

   _________________________________________________________________________

6. Is any client of the Adviser ELIGIBLE to hold securities of this issuer? Does any client of the Adviser PRESENTLY hold securities of this
    issuer?                                                  [ ] Yes  [ ] No

   _________________________________________________________________________

   _________________________________________________________________________

7. Do you have any dealings on behalf of Adviser with the issuer or sponsor of this investment or membership? (If yes, please
    describe)                                                [ ] Yes  [ ] No

   _________________________________________________________________________

   _________________________________________________________________________

8.  To the best of your knowledge, does the private placement issuer have
    plans to go public any time soon? If so, when?           [ ] Yes  [ ] No

   _________________________________________________________________________


                                  Exhibit A-2

9. Are you being given any preferential treatment in the deal? (If yes, please
   describe)                                                 [ ] Yes  [ ] No

   _________________________________________________________________________


10. How much money will be invested, and/or what percentage of ownership will you have?

   _________________________________________________________________________

11. In light of your position and responsibilities at the Adviser, are you aware of any fact, issue or circumstance involving the private placement, proposed investment, board membership or affiliation that might give
    rise to an actual or apparent conflict of interest?      [ ] Yes  [ ] No

   _________________________________________________________________________

PLEASE NOTE:

If board membership is with a public company you will be limited in your ability to invest in that company. Also, if you come into possession of material non-public information because of your board membership you must inform the CCO of the details so that trading activity in that public company can be appropriately monitored.

12. Does this investment require you to open a new brokerage account? (If yes, please describe).

   _________________________________________________________________________


   _________________________________________________________________________
   DATE                          PRINT NAME                        SIGNATURE

                                  Exhibit A-3

SUPERVISOR APPROVAL

I have reviewed and approved this request for permission to engage in the private securities transaction described above.

__________       _______________________________________           _________
Date             Name & Title of Approver (please print)           Signature

COMPLIANCE APPROVAL                                    [ ] Yes [ ] No

__________       _______________________________________           _________
Date             Name & Title of Approver (please print)           Signature






                                  Exhibit A-4

                                   EXHIBIT B

          VILLANOVA INVESTMENT MANAGEMENT COMPANY, LLC (THE "ADVISER")

      EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to Adviser by ________________________________________________________
                                             Please Print

Date of Becoming an Employee: _________________________________ (Initial Report)

December 31, 20__ (Annual Report)

As of the date appearing above, the following are each and every Covered Security (as defined in the Code) and securities account in which I have a direct or indirect "Beneficial Ownership" interest) . For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother -in-law, father-in-law, son-in-law, daughter -in-law, brother -in-law, or sister-in-law and also includes adoptive relationships.

                                  Exhibit B-1

Listed below are the accounts with any broker, dealer or bank that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are not Covered Securities) for my direct or indirect benefit ("SECURITIES ACCOUNT" ) as of the date appearing above:

------------------------------------------------------------------------------------------------------------------------------------
Name of Broker, dealer or Bank      Account Number      Name on the Account           Status of Account
with which Account is Held                                                      (open/closed/active/inactive)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

I certify that the accounts listed above are ALL OF THE Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

NOTE: For every bank or brokerage account of the Employee that is capable of holding Covered Securities for the Employee's direct or indirect benefit, new employees must attach copies of the most recent statement(s) to this form. If this form is completed for annual certification, either an annual statement must be attached to this form or mailed directly to the following address: Villanova Investment Management Company, LLC, 789 East Lancaster Ave, Suite 120, Villanova, PA 19085, Attention: Chief Compliance Officer. It is the Employee's sole responsibility to ensure that the information reflected in the attached statement(s) is accurate and completely discloses all relevant securities holdings. In lieu of attaching statements to this form, a print out of the Employee's securities holdings printed directly from their broker's website may also be submitted.


                                  Exhibit B-2

Listed below are all securities including Covered Securities in which the employee currently holds in his/her trading accounts and has beneficial ownership interest upon hire or as of the year-end date specified above

------------------------------------------------------------------------------------------------------------------------------------
Account    Shares/Face        Name and description of Covered             Interest        Firm Through Which   Nature of Interest
Number       Amount      Security I.E. puts, calls, bonds (include    Rate/Maturity Date   Security is Held     (Direct Ownership,
                           144A, Reg S and other privately placed     (if applicable)                         Spouse, Control, Etc.)
                          securities, whether or not custodied in
                                    a securities account)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

I further certify that the securities listed above are the ONLY Covered Securities in which I have a direct or indirect Beneficial Ownership interest.

This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control.

                                  Exhibit B-3

I have received, reviewed, understand and agree to abide by the Adviser's Compliance Policies and Procedures as stated in the most recent copy of the Firm's Compliance Manual. To the best of my knowledge, I have reported all securities holdings for me and members of my Immediate Family to the Adviser on the form provided to me. I hereby acknowledge that I have obtained, read and understand the Adviser's Compliance Policies and Procedures Manual. I further certify that I have received, read, understand, and will abide by the Adviser's Code of Ethics.

Employee Signature: ___________________

Date of Submission: ___________________

Received By (Name/Title): _____________  Reviewed By (Name/Title): _____________

Signature: ____________________________  Signature: ____________________________

Date Received: ________________________  Date Reviewed: ________________________

Comments:

                                  Exhibit B-4

                                   EXHIBIT C

          VILLANOVA INVESTMENT MANAGEMENT COMPANY, LLC (THE "ADVISER")

 QUARTERLY REPORT OF SECURITY ACCOUNTS & TRANSACTIONS FOR VILLANOVA INVESTMENT
                            MANAGEMENT COMPANY, LLC

Statement to the Adviser by: ___________________________________________________

For the Calendar quarter ended _________________________________________________
                                             (Enter quarter end date)

Since the prior Quarterly Report, the following accounts have remained active/inactive or have been opened/closed. Listed below are accounts that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are not Covered Securities) for my direct or indirect benefit.

------------------------------------------------------------------------------------------------------------------------------------
 Name of Broker, dealer or      Account Number      Name on the        Status of Account                Date (if opened/closed w/in
Bank with which Account is                            Account       (open/closed/active/inactive)                  quarter)
        Held
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

I further certify that the accounts listed above are all of the Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

As of the date appearing above, the following are each and every transaction in a Covered Security (as defined in the Code) in which I have a direct or indirect "Beneficial Ownership" interest. Also, I have included all activity in Covered Securities that occurred during the quarter. For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or

                                  Exhibit C-1
for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter -in-law, brother -in-law, or sister-in-law and also includes adoptive relationships.

This report need not disclose transactions in Covered Securities in any account over which the Employee has no direct influence or control.

NOTE: For every account in which there was trading activity during the previous quarter, Employees must either: (i) attach brokerage statements or a print out of transaction activity from the broker's web site for every account in which there was trading activity; (ii) provide all trade information in the chart below; or (iii) direct their brokers to mail statements directly to the following address:
      Villanova Investment Management Company, LLC, 789 East Lancaster Ave, Suite 120, Villanova, PA 19085, Attention: Chief Compliance Officer. Employees who indicate below that there was no activity during the quarter are not required to attach or include brokerage statements. It is the Employee's sole responsibility to ensure that the information reflected in the attached statement(s) is accurate and completely discloses all relevant securities activity.


                                  Exhibit C-2

LISTED BELOW ARE ALL COVERED SECURITIES TRANSACTIONS IN WHICH THE EMPLOYEE HAS TRADED A BENEFICIAL OWNERSHIP INTEREST DURING THE CALENDAR QUARTER SPECIFIED ABOVE.

------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT  TRADE BUY/SELL  SHARES/FACE  NAME AND DESCRIPTION OF COVERED       INTEREST    PRICE  FIRM THROUGH      NATURE OF
NUMBER       DATE          AMOUNT     SECURITY I.E. PUTS, CALLS, BONDS   RATE/MATURITY           WHICH         INTEREST (DIRECT
                                       (INCLUDE 144A, REG S AND OTHER       DATE (IF           TRANSACTION        OWNERSHIP,
                                      PRIVATELY PLACED SECURITIES WHERE   APPLICABLE)          WAS EFFECTED         SPOUSE,
                                       OR NOT CUSTODIED IN A SECURITY                                           CONTROL, ETC.)
                                                  ACCOUNT)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

If no transactions in Covered Securities occurred during the quarter ending ____________________, please insert "NONE" here: ___________
(enter qtr end date)

I further certify that all information provided above in connection with my securities account and Covered Securities is true, correct and complete.

Date of Submission: ______________________________

Employee Signature: ______________________________

Compliance Signature: ____________________________

Date Reviewed: ___________________________________

                                  Exhibit C-3

                                   EXHIBIT D

VILLANOVA INVESTMENT MANAGEMENT COMPANY, LLC [Date]

[BROKERAGE FIRM]
[Address 1] [City, State, Zip]
Attn: Compliance Department

Re:  Accounts and/or Family Related Accounts of [EMPLOYEE NAME],
     SS#[XXX-XX-XXXX], an Villanova Investment Management Company, LLC Employee

Dear Sir/Madam:

The above named employee of Villanova Investment Management Company, LLC has notified us that he/she maintains the following account(s) with your Firm:

--------------------------------------------------------------------------------
     ACCOUNT NAME                                        ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please be advised that Villanova Investment Management Company, LLC is registered with the Securities and Exchange Commission and is required, as set forth by the Investment Advisers Act of 1940, to maintain records of every transaction in a security in which an employee of the investment adviser has any direct or indirect beneficial ownership.

Please make the necessary arrangements to send duplicate confirmations and monthly statements to:

          Villanova Investment Management Company, LLC
          789 East Lancaster Ave, Suite 120
          Villanova, PA 19085

This information is to be provided unless or until Mr./Mrs. [   ] notifies you
to the contrary in writing. In the event that Mr./Mrs. [   ] ceases employment
with Villanova Investment Management Company, LLC, a letter will be sent from the Compliance Department terminating duplicate confirmations and statements. If you should have any questions, please contact me at (XXX) XXX-XXXX.

Sincerely,

Chief Compliance Officer

As per the above request, I grant permission to your firm to add Villanova Investment Management Company, LLC as an interested party and to forward copies of confirmations and statements regarding the above mentioned account(s).

_____________________________                  Date:________________________
(Signature of Account Holder)
[EMPLOYEE FULL NAME]

                                  Exhibit D-1

                                   EXHIBIT E

                  VILLANOVA INVESTMENT MANAGEMENT COMPANY, LLC

           PERSONAL SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

Name:_______________________________________       Date: _______________________

I hereby request authorization to enter into the following securities transaction:


Name of Company and Ticker Symbol:

TYPE OF ORDER: Buy____ Sell____ Exchange_____ Tender_____ Other_____(Explain)

PRICE:         Market_____ Limit______ Stop_____ Number of Shares:___________

BROKER/DEALER: __________________________

TYPE OF ACCOUNT: Individual_____ Joint______ Other_____ Trust______(Explain)

This transaction is for investment purposes and to the best of my knowledge will comply with the applicable personal trading provisions contained in Adviser's Code of Ethics. I request the approval based on the following reasoning:

ACCESS PERSON SIGNATURE                              DATE

______________________________________               ___________________________

The above transaction is approved based on information provided above and must be completed before the end of the day (until 5:00 P.M. local time) on the date of approval. If the transaction has not been completed in whole or in part, it may be extended at the discretion of Adviser's CCO upon written request by the employee.

______________________________________             _____________________________
PORTFOLIO MANAGER/CEO/COO                          DATE

______________________________________             _____________________________
COMPLIANCE OFFICER                                 DATE

                                  Exhibit E-1

                                   EXHIBIT F

                  VILLANOVA INVESTMENT MANAGEMENT COMPANY, LLC

                  NOTIFICATION OF OUTSIDE BUSINESS ACTIVITIES

Listed below is/are my outside business activities. I will inform the CCO of any changes to the following:

[ ] Do you own stock or have directly or indirectly any financial interest in any other organization whose stock is not publicly traded? If yes, please provide a full explanation.

________________________________________________________________________________

[ ] Do you invest in limited or general partnerships, or private placements of securities, other than those offered by the Firm? If yes, please provide a full explanation.

________________________________________________________________________________

[ ] Have you made a co-investment with the Firm? If yes, please provide a full explanation.

________________________________________________________________________________

[ ] Are you engaged in any other business? If yes, please provide full explanation.

________________________________________________________________________________

[ ]o Are you employed or compensated by any other person or entity? If yes, in what capacity?

________________________________________________________________________________

[ ] Do you serve as an officer or partner of another organization? If yes, please provide the name of the organization and describe in what capacity you serve.

________________________________________________________________________________

[ ] Do you serve on the board of directors (or in any similar capacity) of any unaffiliated organization or on a formal or informal creditors committee? If yes, please provide information.

________________________________________________________________________________

[ ] Do you serve as an executor or trustee? If yes, for whom?

________________________________________________________________________________

[ ] Do you engage in investment related speaking, writing or teaching activities? If yes, please describe.

________________________________________________________________________________

[ ] None.

                                  Exhibit F-1

RELATIVE TO THE ABOVE QUESTIONS, PLEASE LIST ALL OUTSIDE BUSINESS ACTIVITIES INCLUDING GENERAL PARTNERSHIPS, PRIVATE INVESTMENTS, OUTSIDE EMPLOYMENT AND BOARD MEMBERSHIPS:

                                                         PREVIOUSLY DISCLOSED TO
                                                         COMPLIANCE?

___________________________                              [ ] Yes  [ ] No

___________________________                              [ ] Yes  [ ] No

___________________________                              [ ] Yes  [ ] No

________________________________________________________________________________
Employee Name & Title (Please Print)          Signature                Date




                                  Exhibit F-2

                                   EXHIBIT H

                   POLITICAL CONTRIBUTIONS PRE-CLEARANCE FORM

INSTRUCTIONS: Complete Sections I, II and III of the form. Documentation supporting or explaining the proposed political contribution (if any) must be attached and provided directly to the CCO.

I.   POLITICAL CONTRIBUTION DETAILS

     ___________________________________________________________________________
     Name of Elected Official or Candidate

     ___________________________________________________________________________
     Office or Role of Elected Official/Candidate within the government entity

     ___________________________________________________________________________
     Division of Government that the Elected Official/Candidate represents

     ___________________________________________________________________________
     Amount of intended political contribution

     ___________________________________________________________________________
     Name of individual (or entity) who will make the political contribution

     ___________________________________________________________________________
     Approximate date on which the political contribution will be made

II.  RELATED ISSUES

     Have you, your spouse and any other immediate family member(s) made prior political contributions to the above-reference Elected Official/Candidate?

     [ ] Yes [ ] No

     If yes, explain: __________________________________________________________
     ___________________________________________________________________________

     Are you aware of any relationship (including ongoing marketing efforts) between VIMCO and the division of government represented by the above-referenced Elected Official/Candidate?

     [ ] Yes [ ] No

     If yes, explain: __________________________________________________________
     ___________________________________________________________________________

III. ADDITIONAL DETAIL

     Please use the space provided below to describe any additional details which may be relevant to VIMCO's review of the proposed political contribution:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

                                  Exhibit H-1

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

_______________________________
Name of Employee:
Date:

IV.  RECOMMENDED RESPONSE OR COURSE OF ACTION TO BE TAKEN

     To be completed by VIMCO:

     Describe recommended course of action to be taken:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

_______________________________
Name:
Date:

                                  Exhibit H-2

                                   EXHIBIT I

                 POLITICAL CONTRIBUTION- ANNUAL DISCLOSURE FORM

INSTRUCTIONS: Please disclose any political contributions you made, over the past year, to incumbents, candidates or successful candidates for elective office of a government entity and to state and local political parties, political action committees and any other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution (I.E., a governor running for U.S. senate). Complete Sections I, II and III of the form and attach additional pages as needed. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the CCO.

I.   POLITICAL CONTRIBUTION DETAILS

     ___________________________________________________________________________
     Name of Elected Official/Candidate/Political Party/PAC

     ___________________________________________________________________________
     Office or Role of Elected Official/Candidate within the government entity

     ___________________________________________________________________________
     Division of Government that the Elected Official/Candidate represents

     ___________________________________________________________________________
     Amount of political contribution

     ___________________________________________________________________________
     Name of individual (or entity) who made the political contribution Date on which the political contribution was made

II.  RELATED ISSUES

     Have your spouse or any other immediate family member(s) made political contributions to the above-reference Elected Official/Candidate/Political Party/PAC?

     [ ] Yes [ ] No

     If yes, explain: __________________________________________________________
     ___________________________________________________________________________

     Are you aware of any relationship (including ongoing marketing efforts) between VIMCO and the division of government represented by the above-referenced Elected Official/Candidate/Political Party/PAC?

     [ ] Yes [ ] No

     If yes, explain: __________________________________________________________
     ___________________________________________________________________________

                                  Exhibit I-1

III. ADDITIONAL DETAIL

     Please use the space provided below to describe any additional details which may be relevant to VIMCO's review of your prior political contribution:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

______________________
Name of Employee:
Date:

IV.  RECOMMENDED RESPONSE OR COURSE OF ACTION TO BE TAKEN

     To be completed by VIMCO:

     Describe recommended course of action to be taken:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________


_______________________________
Name:
Date:

                                  Exhibit I-2

                                   EXHIBIT J

                POLITICAL CONTRIBUTION- NEW HIRE DISCLOSURE FORM

INSTRUCTIONS: Under Advisers Act Rules, you must disclose to VIMCO certain political contributions made within 2 years prior to your hire date (or the date on which you became an employee). More specifically, use this form to disclose any political contributions you made, over the past two years, to incumbents, candidates or successful candidates for elective office of a government entity and to state and local political parties, political action committees and any other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution (I.E., a Governor running for U.S. Senate). Complete Sections I, II and III of the form and attach additional pages as needed. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the Officer.

I.   POLITICAL CONTRIBUTION DETAILS

     ___________________________________________________________________________
     Name of Elected Official/Candidate/Political Party/PAC

     ___________________________________________________________________________
     Office or Role of Elected Official/Candidate within the government entity

     ___________________________________________________________________________
     Division of Government that the Elected Official/Candidate represents

     ___________________________________________________________________________
     Amount of political contribution

     ___________________________________________________________________________
     Name of individual (or entity) who made the political contribution Date on which the political contribution was made

II.  RELATED ISSUES

     Have your spouse or any other immediate family member(s) made political contributions to the above-reference Elected Official/Candidate/Political Party/PAC?

     [ ] Yes [ ] No

     If yes, explain: __________________________________________________________
     ___________________________________________________________________________

     Are you aware of any relationship (including ongoing marketing efforts) between VIMCO and the division of government represented by the above-referenced Elected Official/Candidate/Political Party/PAC?

     [ ] Yes [ ] No

     If yes, explain: __________________________________________________________
     ___________________________________________________________________________


                                  Exhibit J-1

III. ADDITIONAL DETAIL

     Please use the space provided below to describe any additional details which may be relevant to VIMCO's review of your prior political contribution:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

_______________________
Name of Employee:
Date:

IV.  RECOMMENDED RESPONSE OR COURSE OF ACTION TO BE TAKEN

     To be completed by VIMCO:

     Describe recommended course of action to be taken:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________


_______________________
Name:
Date:


                                  Exhibit J-2

                                   EXHIBIT K

                      CONFLICTS OF INTEREST QUESTIONNAIRE

                                    BETWEEN

                   ___________________________________ (DATE)

                                      AND

                   ___________________________________ (DATE)

            VIMCO takes its fiduciary obligations to its advisory clients and Investors very seriously. In this connection, VIMCO must periodically review the conflicts of interest relevant to its business and operations. The purpose of having each Access Person complete this questionnaire is to increase the likelihood that all such conflicts of interest are properly identified and properly addressed by VIMCO.

     NATURE OF THE CONFLICT: PERSONAL SECURITIES TRANSACTIONS

     Have you affected any transactions (buys or sells) in the same securities as advisory clients of VIMCO?*

                                   [ ] Yes [ ]  No

                                        If yes, please explain: ________________
                                                                ________________
                                                                ________________
                                                                ________________
                                                                ________________

                                   * To the extent that you have already
                                   reported such holdings through your Initial or Annual Holdings Reports, please note that here. You do NOT need to reiterate the holdings information that was previously reported on your Initial or Annual Holdings Reports.

     Did you obtain pre-clearance for all the personal securities transactions noted in #1 above?

                                   [ ] Yes [ ]  No

                                        If yes, please explain: ________________
                                                                ________________
                                                                ________________
                                                                ________________
                                                                ________________


                                  Exhibit L-1

NATURE OF THE CONFLICT: BUSINESS TRANSACTIONS OR DOING BUSINESS WITH AFFILIATES OR RELATED PARTIES

Are you presently engaged in any business transactions outside of your employment with VIMCO*

                                   [ ] Yes [ ]  No

                                        If yes, please explain: ________________
                                                                ________________
                                                                ________________
                                                                ________________
                                                                ________________

                                        * NOTE: Such business transactions could
                                   include loans to, or investment in, private business ventures.

Do you currently hold any paid positions with entities outside of your employment with VIMCO?

                                   [ ] Yes [ ]  No

                                        If yes, please explain: ________________
                                                                ________________
                                                                ________________
                                                                ________________
                                                                ________________

Is your spouse, or any household family member, presently employed by any of VIMCO's third party service providers?

                                   [ ] Yes [ ]  No

                                        If yes, please explain: ________________
                                                                ________________
                                                                ________________
                                                                ________________
                                                                ________________

Is your spouse, or any household family member, presently employed by any of the companies/issuers with which VIMCO invests?

                                   [ ] Yes [ ]  No

                                        If yes, please explain: ________________
                                                                ________________
                                                                ________________
                                                                ________________
                                                                ________________


                                  Exhibit L-1

Is your spouse, any close relative, or any household family member, presently a principal or registered representative of a broker-dealer?

                                   [ ] Yes [ ]  No

                                        If yes, please explain: ________________
                                                                ________________
                                                                ________________
                                                                ________________
                                                                ________________

Does your spouse, any close relative, or any household family member currently serve as a director or officer of a publicly traded company?

                                   [ ] Yes [ ]  No

                                        If yes, please explain: ________________
                                                                ________________
                                                                ________________
                                                                ________________
                                                                ________________

Have you engaged in business transactions, or done business with, VIMCO affiliates or related parties?*

                                   [ ] Yes [ ]  No

                                   *    For purposes of this response, "Related
                                        Parties" would include (but not be
                                        limited to): companies/issuers in which
                                        VIMCO invests, service providers
                                        employed by VIMCO, and individuals or
                                        entities that have invested in the
                                        Advisory Clients of VIMCO (i.e., the
                                        VIMCO funds and separately managed
                                        accounts).

                                   *    When responding to this question, you
                                        should consider any compensation
                                        arrangements that you have outside of
                                        VIMCO. To the extent that you are unsure as to whether such a non- VIMCO relationship needs to be disclosed, please discuss with the CCO.

                                   *    NOTE: TO THE EXTENT YOU HAVE ANSWERED
                                        "YES" TO THIS QUESTION, IT IS LIKELY
                                        THAT VIMCO WILL NEED TO UPDATE ITS
                                        DISCLOSURES TO ADVISORY CLIENTS AND
                                        INVESTORS.


                                   IF "YES," PLEASE COMPLETE THE FOLLOWING:

                                   Please describe the entity that you presently do business with, the nature of the transacted business, and whether fees are involved:

                                   Name of Entity: _____________________________
                                   _____________________________________________


                                  Exhibit L-1

                                   Nature of Activities: _______________________
                                   _____________________________________________

                                   Fees paid: __________________________________
                                   _____________________________________________


                                  Exhibit L-1

                                   EXHIBIT L

              NON-DISCRETIONARY ACCOUNT SAMPLE BROKER ATTESTATION

[DATE]

Villanova Investment Management Company, LLC
Attn: Don O'Hara, Chief Compliance Officer
789 East Lancaster Ave, Suite 120
Villanova, PA 19085

     RE: [INSERT BROKER NAME & ACCOUNT #'S _________] (THE ACCOUNT(S)")

To Whom It May Concern:

For purposes of VIMCO's Code of Ethics and its policies regarding personal trading by Access Persons, please accept this letter as confirmation that [NAME OF ACCESS PERSON] (the "Access Person") has "no direct or indirect influence or control" with respect to the purchases and sales of financial instruments in the Account(s).

"No direct or indirect influence or control" means that the Access Person does
NOT:

     o suggest to anyone that a particular purchase or sale of securities be made for the Account(s);

     o direct anyone to make any particular purchases or sales of securities for the Account(s); or

     o consult with anyone as to the particular allocation of investments to be made in the Account(s).

We will contact you immediately in the event of any changes to the above confirmation.

Regards,

SIGNATURE: ____________________________________________________

NAME: _________________________________________________________

TITLE/CAPACITY: _______________________________________________

DATE: _________________________________________________________


                                  Exhibit L-1